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As filed with the Securities and Exchange Commission on May 31, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RURAL CELLULAR CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-1693295
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3905 Dakota Street
P. O. Box 2000
Alexandria, Minnesota 56308-2000
(Address of Principal Executive Offices) (Zip Code)

RURAL CELLULAR STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
(Full title of the plan)

Richard P. Ekstrand, President
3905 Dakota Street
P. O. Box 2000
Alexandria, Minnesota 56308-2000
(Name and address of agent for service)

(320) 762-2000
(Telephone number, including area code, of agent for service)

Copies to:
Deanne M. Greco, Esq.
Moss & Barnett
A Professional Association
4800 Wells Fargo Center
90 South 7th Street
Minneapolis, MN 55402
Telephone: (612) 347-0287

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Class A Common Stock, $.01 par value	190,000 shares	$2.68	$509,200	$46.85

(1)
Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Class A Common Stock as reported by The Nasdaq National Market on May 28, 2002.

  If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        This registration statement on Form S-8 is being filed for the purpose of registering an additional 190,000 shares of Class A Common Stock, par value $.01 per share, of Rural Cellular Corporation, to be issued pursuant to the Rural Cellular Corporation Stock Option Plan for Nonemployee Directors. The contents of Registration Statement on Form S-8 (SEC No. 333-10815), filed August 26, 1996, relating to the Rural Cellular Corporation Stock Option Plan for Nonemployee Directors, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, State of Minnesota, on May 30, 2002.

RURAL CELLULAR CORPORATION
By:	/s/ RICHARD P. EKSTRAND Richard P. Ekstrand President

        KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Ekstrand, Wesley E. Schultz, Ann K. Newhall and Deanne M. Greco, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ RICHARD P. EKSTRAND Richard P. Ekstrand	Chief executive officer (principal executive officer) and director	May 30, 2002
/s/ WESLEY E. SCHULTZ Wesley E. Schultz	Chief financial officer (principal financial officer) and director	May 30, 2002
/s/ DAVID DEL ZOPPO David Del Zoppo	Vice President, Finance and Accounting (principal accounting officer)	May 30, 2002
/s/ PAUL FINNEGAN Paul Finnegan	Director	May 30, 2002
/s/ JEFFREY S. GILBERT Jeffrey S. Gilbert	Director	May 30, 2002
/s/ JOHN HUNT John Hunt	Director	May 30, 2002
/s/ ANN K. NEWHALL Ann K. Newhall	Director	May 30, 2002
/s/ MARVIN C. NICOLAI Marvin C. Nicolai	Director	May 30, 2002
/s/ GEORGE M. REVERING George M. Revering	Director	May 30, 2002
/s/ DON SWENSON Don Swenson	Director	May 30, 2002
/s/ GEORGE WIKSTROM JR. George Wikstrom Jr.	Director	May 30, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page No.
5	Opinion of Counsel
23.1	Consent of Counsel (included in Exhibit 5)
23.2	Consent of Independent Public Accountants
24	Powers of Attorney from Messrs. Ekstrand, Schultz, Del Zoppo, Finnegan, Gilbert, Hunt, Nicolai, Revering, Swenson, Wikstrom and Ms. Newhall (included on signature page)

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SIGNATURES
EXHIBIT INDEX